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                                                                    EXHIBIT 21.1



                            SUBSIDIARIES OF GLENAYRE


The following subsidiaries are wholly-owned, directly or indirectly, by Glenayre as of December 31, 2002

      Name of Subsidiary                                           Jurisdiction of Incorporation
      ------------------                                           -----------------------------
      Glenayre Electronics, Inc.                                   Colorado, U.S.A.
      Glenayre Manufacturing Ltd.                                  Canada
      Glenayre Electronics Singapore PTE Ltd.                      Singapore
      Glenayre Electronics (UK) Limited                            United Kingdom
      Glenayre Digital Systems, Inc.                               North Carolina, U.S.A.
      Glenayre de Mexico S.A. de C.V.                              Mexico
      Glenayre Administracion, S.A. de C.V.                        Mexico
      Glenayre Electronics South America Ltda.                     Brazil
      Glenayre Electronics Europe B.V.                             Netherlands
      Glenayre Electronics (Hong Kong) Limited                     Hong Kong
      Glenayre Electronics Philippines, Inc.                       Philippines
      Glenayre Electronics (Korea) Limited                         Korea
      Glenayre Electronics Middle East LLC                         United Arab Emirates
      Glenayre (India) Private Limited                             India
      Glenayre Electronics (Beijing) Co., Ltd.                     China
      Glenayre Electronics (Proprietary) Limited                   South Africa
      Glenayre.Net, Inc.                                           California, U.S.A.
      Nihon Glenayre Electronics K.K.                              Japan
      GTI Acquisition Corp.                                        Delaware, U.S.A.
      Open Development Corporation                                 Delaware, U.S.A.
      Wireless Access, Inc.                                        California, U.S.A.


The names of other subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary.